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                                                                   EXHIBIT 10.50




RIGHT OF FIRST REFUSAL AGREEMENT

         This RIGHT OF FIRST REFUSAL AGREEMENT (the "Agreement") is made and entered into as of August 16, 1996, by and among Park Hospital GmbH, a German corporation (the "Paracelsus Shareholder"), and Dr. Manfred George Krukemeyer (Dr. Krukemeyer and the Paracelsus Shareholder, together with their Permitted Transferees (as such term is defined in the Shareholder Agreement between the Paracelsus Shareholder and the Company, dated as of the date hereof) the "Beneficiary") and the persons whose signatures appear on the execution pages of this Agreement (each, together with his permitted successors and assigns, a "Holder" and, collectively the "Holders").

         WHEREAS, in connection with that certain Amended and Restated Agreement and Plan of Merger, dated as of May 29, 1996 (as further amended from time to time in accordance with the terms thereof, the "Merger Agreement"), by and among Paracelsus Healthcare Corporation, a California corporation (the "Company"), Champion Healthcare Corporation, a Delaware corporation, and PC Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company, each of the Holders has agreed to provide the Beneficiary with the right of first refusal set forth in this Agreement;

         NOW, THEREFORE, the parties hereto, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, intending to be bound hereby, agree as follows:

 SECTION 1. Definitions.

         As used in this Agreement, the following terms shall have the following meanings:

 Affiliate: With respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control" when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

 Agreement: See the introductory clauses hereof.

 Beneficiary: See the introductory clauses hereof.

 Beneficiary's Notice: See Section 2(b) hereof.

 Business Day: Any day that is not a Saturday, a Sunday, a legal holiday or a day on which banking institutions in the States of New York or Texas are not required to be open.

 Common Stock: The common stock, no stated value per share, of the Company or any other shares of capital stock of the Company into which such stock shall be reclassified or changed. If the Common Stock has been so reclassified or changed, or if the Company pays a dividend or makes a distribution on the Common Stock in shares of capital stock, or subdivides (or combines) its outstanding shares of the Common Stock into a greater (or smaller) number of shares of the Common Stock, a share of the Common Stock shall be deemed to be such number of shares of capital stock and amount of other securities to which a holder of a share of the Common Stock
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outstanding immediately prior to such reclassification, exchange, dividend, distribution, subdivision or combination would be entitled.

 Company: See the introductory clauses hereof.

 Holder's Notice: See Section 2(a) hereof.

 Holders: See the introductory clauses hereof.

 Merger Agreement: See the introductory clauses hereof.

 Notifying Holder: See the introductory paragraph of Section 2 hereof.

 person: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

 Shares: The shares of Common Stock or any rights, options or warrants to purchase, or securities convertible into or exchangeable for, Common Stock, but excluding shares of Common Stock held by registered brokers in margin accounts for so long as they remain so held or shares of Common Stock held pursuant to a bona fide pledge of such shares to a financial institution to secure borrowings as permitted by applicable laws, rules and regulations provided such financial institution agrees to be bound by the terms hereof.

 SECTION 2. Right of First Refusal.

         If at any time after the execution of this Agreement a Holder desires to sell or transfer (which terms shall expressly exclude any (I) transfer to a registered broker solely in connection with a bona fide margin transaction or
(ii) transfer to a financial institution in connection with securing borrowings as permitted in applicable laws, rules and regulations for purposes of a bona fide pledge provided such financial institution agrees to be bound by the terms hereof) any portion of his Shares to an unaffiliated third party (such Holder is hereinafter referred to as a "Notifying Holder"), the Beneficiary shall first be given the opportunity, in the following manner, to purchase any or all of such Shares:

         (a) The Notifying Holder shall deliver a written notice in accordance with Section 4 hereof (the "Holder's Notice") to the Beneficiary of such intention, describing the specific intention to sell the Shares and the terms thereof, identifying, if applicable, the offeror and the proposed price of the Shares, and setting forth, if applicable, all the other terms and conditions of such offer, and, if applicable, a copy of such offer shall be attached to the Holder's Notice.

         (b) The Beneficiary shall have the right for four (4) Business Days from the receipt of the Holder's Notice, exercisable by written notice in accordance with Section 4 hereof (the "Beneficiary's Notice"), to elect to purchase any or all of the Shares specified in the Holder's Notice at the price set forth therein and otherwise substantially upon any material terms and conditions contained in the offer attached to the Holder's Notice. If the purchase price specified in the Holder's Notice includes any property other than cash, such purchase price shall be deemed to be the amount of any cash included in the purchase price plus the value (as may be mutually agreed by the Beneficiary and the Notifying Holder, or, if they are unable to agree, as determined by an independent investment banking firm selected by mutual agreement of the Beneficiary and
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the respective Holder) of such other property included in such price; and in such event (i) the Beneficiary shall not be deemed to be in receipt of the Holder's Notice until the value of the other property is agreed upon, and (ii) the Beneficiary's Notice shall set forth the purchase price so determined.

         (c) If the Beneficiary does not exercise his right to elect to purchase the Shares specified in the Holder's Notice within four (4) Business Days from the receipt of the Holder's Notice, the Notifying Holder shall be free to sell or agree to sell the Shares specified in the Holder's Notice as described in the Holder's Notice, at the price specified therein or at any price in excess thereof and on other terms and conditions no less favorable to the Notifying Holder than specified in the Holder's Notice. If the Notifying Holder shall not so sell any or all of the Shares specified in the Holder's Notice within twenty (20) Business Days after delivery of the Beneficiary's Notice in accordance with Section 2(b) hereof (or, if no Beneficiary's Notice is given, within twenty-four (24) Business Days following the Beneficiary's receipt of the Holder's Notice), the provisions of this Section 2 shall thereafter apply to the Shares not so sold.

         (d) If the Beneficiary exercises its right to purchase specified in this Section 2, the closing of the purchase of the Shares shall take place within three (3) Business Days after receipt of the Beneficiary's Notice by the Holder, at a place, time and date specified by the Holder and agreed to by the Beneficiary. At the closing, the Beneficiary shall deliver to the Notifying Holder same day funds or other agreed upon consideration, in an amount equal to the purchase price set forth in the Holder's Notice or the Beneficiary's Notice, as the case may be, and the Notifying Holder shall deliver to the Beneficiary certificates representing the Shares, duly endorsed in blank or accompanied by stock powers or their equivalents duly executed and otherwise in form acceptable for transfer on the books of the Company.

 SECTION 3. Transfer Restrictions.

         Each Holder agrees that it shall not sell or otherwise transfer its Shares except in accordance with the terms hereof.

         The parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy of law would exist and damages would be difficult to determine, and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

 SECTION 4. Termination.

         This Agreement and the obligations of the Holders shall terminate on the earliest of (I) the tenth anniversary of the date hereof, (ii) the first date on which all Shares held by the Holders shall have been sold, (iii) the first date on which any Holder ceases to be a director or employee of the Company and (iv) the ceasing of the Paracelsus Shareholder to beneficially own, together with all of its Affiliates and Associates, at least thirty-five percent (35%) of the Shares.

 SECTION 5. Notices.

         Any notices or other communications required or permitted hereunder shall be in writing and shall be deemed duly given upon (a) a transmitter's written confirmation of a receipt of a
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facsimile transmission, (b) confirmed delivery by a standard overnight carrier or (c) the expiration of three business days after receipt by certified or registered mail, postage prepaid, addressed at the following addresses (or at such other address as the parties hereto shall specify by like notice):

         (a)     If to the Beneficiary, to:

                          AM Natruper Holz 69
                          D-49076 Osnabruck
                          Federal Republic of Germany
                          Telecopier No. (011) 49-541-966-4006
                          Attention:

                 with copies to:

                          R.J. Messenger
                          155 North Lake Avenue, Suite 1100
                          Pasadena, California 91101

                 and to:

                          Dr. Meyer zu Losebeck
                          Sozietat Dr. H. Mertens
                          Hasemauer 9
                          49074 Osnabruck, Germany
                          Facsimile: (011) 49-541-331-1616

         (b) If to any of the Holders, to the respective addresses indicated below each Holder's signature set forth on the signature page of this Agreement.

 SECTION 6. Separability. If any provision of this Agreement shall be declared to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not affect the remaining provisions hereof which shall remain in full force and effect.

 SECTION 7. Assignment.

         This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall not be assignable (by operation of law or otherwise) without the written consent of all other parties hereto; provided, that the rights and obligations under this Agreement may be assigned by a party hereto in the same manner as such party is permitted to assign its interest in the Shareholder Agreement pursuant to
Section 13 thereof, which assignment shall not terminate any portion of this Agreement with respect to such assignor except in accordance with Section 4 of this Agreement.

 SECTION 8. Entire Agreement.

         This Agreement represents the entire agreement of the parties and shall supersede any and all previous contracts, arrangements or understandings between the parties hereto with
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respect to the subject matter hereof. This Agreement may be amended at any time by mutual written agreement of the parties hereto.

 SECTION 9. Publicity.

         The Beneficiary and each Holder agree that no public release or announcement concerning the transactions contemplated hereby shall be issued by either party without the prior consent of the other party, except to the extent that the Beneficiary or the Holder is advised by counsel that such release or announcement is necessary or advisable under applicable law or the rules or regulations of any securities exchange, in which case the party required to make the release or announcement shall provide the other party with an opportunity to review and comment on such release or announcement in advance of its issuance.

 SECTION 10. Expenses. Whether or not the transactions contemplated hereby are consummated, except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses.

 SECTION 11. Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

 SECTION 12. Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other party.

 SECTION 13. Governing Law and Venue. This Agreement shall be construed, interpreted, and governed in accordance with and subject to the laws of Texas, without reference to rules relating to conflicts of law. The parties hereby irrevocably submit to the jurisdiction of the courts of the State of Texas and the Federal courts of the United States of America located in the State of Texas solely in respect of the interpretation and enforcement of the provisions of this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Texas State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 5 shall be valid and sufficient service thereof.

 SECTION 14. Calculation of Time Periods. Except as otherwise indicated, all periods of time referred to herein shall include all Saturdays, Sundays and holidays; provided, that if the date to perform the act or give any notice with respect to this Agreement shall fall on a day other than a Business Day, such act or notice may be timely performed or given if performed or given on the next succeeding Business Day.
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 SECTION 15. No Inconsistent Agreements.

         No Holder has, as of the date hereof, and shall not, on or after the date of this Agreement, enter into any agreement with respect to his securities which is inconsistent with the rights granted to the Beneficiary in this Agreement or otherwise conflicts with the provisions hereof.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

                                     PARK HOSPITAL GmbH

                                              \s\ Dr. Manfred G. Krukemeyer
                                              -------------------------------
                                     By:      Dr. Manfred George Krukemeyer
                                     Title:   Chairman

                                              \s\ R. J. Messenger
                                              -------------------------------
                                     By:      R. J. Messenger
                                     Address for Notice:

                                              515 West Greens Road, Suite 800
                                              Houston, Texas 77067

                                              \s\ Charles R. Miller
                                              -------------------------------
                                     By:      Charles R. Miller
                                     Address for Notice:

                                              515 West Greens Road, Suite 800
                                              Houston, Texas 77067

                                              \s\ James G. VanDevender
                                              -------------------------------
                                     By:      James G. VanDevender
                                     Address for Notice:

                                              515 West Greens Road, Suite 800
                                              Houston, Texas 77067

                                              \s\ Ronald R. Patterson
                                              -------------------------------
                                     By:      Ronald R. Patterson
                                     Address for Notice:

                                              515 West Greens Road, Suite 800
                                              Houston, Texas 77067